                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-108464) and related Prospectus of Textron Financial Corporation and Textron Financial Canada Funding Corp., for the registration of debt securities and to the incorporation by reference therein of our report dated January 23, 2003, with respect to the consolidated financial statements of Textron Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 28, 2002, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
                                                           ---------------------

                                                               ERNST & YOUNG LLP





Providence, Rhode Island
September 22, 2003